                                                                   Exhibit 4.8


                           FORM OF WARRANT CERTIFICATE

     The following is the form of Warrant certificate referred to in Section
2.02 of the Warrant Indenture:

EXERCISABLE ONLY DURING THE PERIOD COMMENCING ON THE BUSINESS DAY FOLLOWING THE DATE ON WHICH TRANSACTION APPROVAL (AS DEFINED HEREIN) IS OBTAINED AND ENDING AT 5:00 P.M. (LOCAL TIME) ON THE DATE THAT IS THE EARLIER OF (I) THE FIRST ANNIVERSARY OF THE DATE HEREOF AND (II) THE SIXTH BUSINESS DAY FOLLOWING THE DATE OF ISSUANCE OF A RECEIPT BY THE SECURITIES REGULATORY AUTHORITY IN THE PROVINCE OF RESIDENCE OF THE HOLDER HEREOF (WHICH MAY ONLY BE ONE OF THE PROVINCES OF BRITISH COLUMBIA, ONTARIO AND QUEBEC AND WILL, IN THE CASE OF PERSONS RESIDENT OUTSIDE CANADA, BE DEEMED TO BE THE PROVINCE OF ONTARIO) FOR A (FINAL) PROSPECTUS RELATING TO THE DISTRIBUTION OF THE EXCHANGEABLE NON-VOTING SHARES OF SOFTKEY SOFTWARE PRODUCTS INC. TO BE ISSUED UPON THE EXERCISE OF THE SPECIAL WARRANTS, IMMEDIATELY AT WHICH TIME THESE SPECIAL WARRANTS SHALL BE DEEMED CONCLUSIVELY TO HAVE BEEN EXERCISED.

NO._____________                        Representing ________________ Special
                                        Warrants, each such warrant entitling
                                        the holder to acquire one Exchangeable
                                        Share (or in the circumstances described below 1.09 Exchangeable Shares), subject to adjustment, of SoftKey Software
                                        Products Inc. for no additional
                                        consideration.

NOTE:     THESE SPECIAL WARRANTS ARE NON-TRANSFERABLE EXCEPT AS SET FORTH
          HEREIN.

                                 SPECIAL WARRANT

                                       OF

                         SOFTKEY SOFTWARE PRODUCTS INC.

     THIS CERTIFIES that, for value received, the holder hereof, ______________ ____________________________ , (the "holder") of the Special Warrants (the
"Warrants") of SoftKey Software Products Inc. (the "Corporation") represented hereby is entitled at any time during the period (the "Exercise Period") commencing on the Business Day following the date on which Transaction Approval (as defined herein) is obtained and ending at 5:00 p.m. (local time) (the "Expiry Time") on the date (the "Expiry Date") that is the earlier of (i) November 6, 1998 and (ii) the date that is the sixth Business Day following the date (the "Clearance Date") upon which a receipt is issued by the securities regulatory authority in the province of residence of the holder hereof (which may only be one of the Provinces of British Columbia, Ontario and Quebec and will, in the case of persons resident outside Canada, be deemed to be the Province of Ontario) for the (final) prospectus (the "Final Prospectus") of the Corporation qualifying the exchangeable non-voting shares (the "Exchangeable Shares") of the Corporation to be issued upon the exercise of the Warrants, to acquire in accordance with the provisions of the Warrant Indenture (as defined below) one Exchangeable Share (or 1.09 Exchangeable Shares to be issued by the Corporation in the circumstances described below), subject to adjustment, for each Warrant represented hereby without payment of any consideration in addition to the issue price of such Warrant by surrendering to CIBC Mellon Trust Company (the "Trustee") at its principal office in the City of Toronto this Warrant certificate together with an executed exercise form in the form of the attached Exercise Form or any other written notice in a form satisfactory to the Trustee, in either case duly completed and executed PROVIDED THAT UNLESS THE HOLDER HAS SURRENDERED THE WARRANTS REPRESENTED HEREBY FOR EXERCISE PURSUANT TO THE PROVISIONS HEREOF AND OF THE WARRANT INDENTURE DURING THE EXERCISE PERIOD, THE WARRANTS REPRESENTED HEREBY SHALL BE DEEMED TO HAVE BEEN EXERCISED BY THE HOLDER AT THE EXPIRY TIME WITHOUT FURTHER NOTICE TO OR ACTION ON THE PART OF THE HOLDER. For the purposes of this Warrant certificate, "Underwriters" means, collectively, Griffiths McBurney & Partners and First Marathon Securities Limited.

     Upon the exercise or deemed exercise of the Warrants evidenced hereby, the Corporation shall cause to be issued to the person(s) in whose name(s) the Exchangeable Shares so subscribed for are to be issued (provided that, if the Exchangeable Shares are to be issued to a person other than a holder of this Warrant certificate, the holder's signature on the Exercise Form herein shall be guaranteed by a Canadian chartered bank, by a Canadian trust company or by a member firm of The Toronto Stock Exchange) the number of Exchangeable Shares to be issued to such person(s) and such person(s) shall become a holder in respect of Exchangeable Shares with effect from the date of such exercise and upon due surrender of this Warrant certificate. The Corporation will cause a certificate(s) representing such Exchangeable Shares to be made available for pick-up by such person(s) at 393 University Avenue, 5th Floor, Toronto, Ontario M5G 2M7, or mailed to such person(s) at the address(es) specified in such Exercise Form, within two Business Days after receipt of notice from the Trustee of the exercise of this Warrant.

     The net proceeds of sale of the Warrants will be deposited on the date hereof in escrow with the Trustee to be held and invested by the Trustee in accordance with the provisions of the Warrant Indenture. In the event that the Corporation fails to obtain Transaction Approval on or prior to March 6, 1998 or such later date as may be agreed upon in writing by the Corporation and the Underwriters (the "Qualification Deadline") the Corporation shall redeem each Warrant for an amount equal to the purchase price paid by the Warrantholder for the Warrant, together with interest thereon as provided in the Warrant Indenture. For the purposes of this Warrant certificate, "Transaction Approval" means Shareholder Approval together with all such other consents and approvals necessary to ensure that the rights and benefits of the holders of Underlying Shares are substantially equivalent to the rights and benefits of the holders of the existing Exchangeable Shares; provided that, for greater certainty Transaction Approval shall not include the filing of, or the obtaining of a receipt for, the Final Prospectus. For the purposes of this Warrant certificate, "Shareholder Approval" means the approval of the holders of the Exchangeable Shares to, among other things, the issue by the Corporation, from time to time, of Exchangeable Shares in addition to those shares outstanding on the record date for the Shareholder Meeting, such approval to be given by resolution passed by not less than two-thirds of the votes cast on such resolution at the

Shareholder Meeting, as required by and in accordance with the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares. For the purposes of this Warrant certificate, "Shareholder Meeting" means the special meeting or meeting (including any adjournments thereof) of the holders of the Exchangeable Shares to be called and held in accordance with the articles and by-laws of the Corporation for the purpose of obtaining Shareholder Approval.

     In the event that the Corporation satisfies the Transaction Support Condition or obtains Shareholder Approval prior to the Qualification Deadline, the Trustee shall, upon receipt of written notice and supporting documents, in prescribed form, release the Escrowed Funds to the Corporation for the purpose of completing the purchase of Creative Wonders L.L.C. If the Escrowed Funds are not released to the Corporation as aforesaid, the Escrowed Funds will be released to the Corporation on the first to occur of (a) the last Clearance Date to occur in British Columbia, Ontario and Quebec and (b) the Qualification Deadline, provided only that the Corporation has obtained Transaction Approval by such date. For the purpose of this Warrant certificate, "Transaction Support Condition" means the obtaining by the Corporation of irrevocable proxies executed by holders of not less than 50.1% of the Exchangeable Shares outstanding on the record date for, and eligible to vote at, the Shareholder Meeting, indicating that such shareholders will vote such shares at the Shareholder Meeting in favour of, among other things, the issue by the Corporation, from time to time, of Exchangeable Shares in addition to those shares outstanding on the record date for the Shareholder Meeting. For the purpose of this Warrant certificate, "escrowed funds" means the net proceeds of sale of the Warrants deposited in escrow with the Trustee, and all proceeds of investment and reinvestment thereof from time to time.

     If, notwithstanding Transaction Approval having been obtained, the Clearance Date does not occur by 5:00 p.m. (local time) on the Qualification Deadline, or for any reason the Corporation is unable to file the Final Prospectus with the securities regulatory authority of the holder's province (which may only be one of the Provinces of British Columbia, Ontario and Quebec and will, in the case of non-Canadian resident holders of Warrants, be deemed to be the Province of Ontario) by 5:00 p.m. (local time) on the Qualification Deadline, each Warrant represented hereby shall thereafter entitle the holder upon the exercise or deemed exercise thereof, without further action being required to be taken hereunder or under the Warrant Indenture, to acquire 1.09 Exchangeable Shares (subject to adjustment) at no additional cost provided that no fractional Exchangeable Shares will be issued but a cash payment will be made in lieu thereof. IN SUCH CASE, BUT WITHOUT DEROGATING FROM THE CORPORATION'S OBLIGATION TO USE ITS REASONABLE EFFORTS TO OBTAIN FROM EACH OF THE SECURITIES REGULATORY AUTHORITIES OF THE PROVINCES OF BRITISH COLUMBIA, ONTARIO AND QUEBEC, AS SOON AS PRACTICABLE, A RECEIPT OR SIMILAR DOCUMENT FOR THE FINAL PROSPECTUS, THE EXCHANGEABLE SHARES ISSUED UPON THE EXERCISE OR DEEMED EXERCISE OF THE WARRANTS WILL BE SUBJECT TO RESTRICTIONS ON THE RESALE THEREOF IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF CANADA AND THE UNITED STATES OF AMERICA AND MAY BEAR A LEGEND TO SUCH EFFECT.

     This Warrant certificate represents Warrants of the Corporation issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the "Warrant Indenture") made as of November 6, 1997 between the Corporation and the Trustee, as trustee, TO WHICH WARRANT INDENTURE REFERENCE IS HEREBY MADE FOR SPECIFIC PARTICULARS OF THE RIGHTS OF THE HOLDERS OF THE WARRANTS AND THE CORPORATION AND OF THE TRUSTEE IN RESPECT THEREOF AND THE TERMS AND CONDITIONS UPON WHICH THE WARRANTS ARE ISSUED AND HELD (WHICH RIGHTS, TERMS AND CONDITIONS ARE SUMMARIZED ONLY IN THIS WARRANT CERTIFICATE), ALL TO THE SAME EFFECT AS IF THE PROVISIONS OF THE WARRANT INDENTURE WERE HEREIN SET FORTH, TO ALL OF WHICH THE HOLDER OF THIS WARRANT CERTIFICATE BY ACCEPTANCE HEREOF ASSENTS. A copy of the Warrant Indenture will be available for inspection at 393 University Avenue, 5th Floor, Toronto, Ontario M5G 2M7. If any conflict exists between the provisions contained herein and the provisions of the Warrant Indenture, the provisions of the Warrant Indenture shall govern.

     The Warrant Indenture provides for adjustments to the right of exercise, including the amount of and class and kind of Exchangeable Shares and other shares, securities or property issuable upon exercise, upon the happening of certain stated events including the subdivision or consolidation of the Exchangeable Shares, certain distributions of Exchangeable Shares or securities convertible into Exchangeable Shares or of other securities or assets of the Corporation, certain offerings of rights, warrants or options and certain capital reorganizations and for payment of an amount to compensate for dividends paid on Exchangeable Shares.

     If, immediately prior to the expiry of the Exercise Period, the Warrants represented by this Warrant certificate have not been exercised, the Warrants represented hereby shall be deemed to have been exercised and surrendered by the holder immediately after that time without any further action on the part of the holder.

     THIS SPECIAL WARRANT, THE EXCHANGEABLE SHARES ISSUABLE UPON EXERCISE HEREOF AND THE SHARES OF COMMON STOCK, PAR VALUE U.S.$0.01 PER SHARE, OF THE LEARNING COMPANY, INC. (THE "COMMON STOCK") ISSUABLE UPON EXCHANGE OF THE EXCHANGEABLE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE UNITED STATES OF AMERICA (THE "U.S. SECURITIES ACT"); THE SPECIAL WARRANT, THE EXCHANGEABLE SHARES AND THE COMMON STOCK MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT) UNLESS SUCH OFFER, SALE OR TRANSFER IS COVERED BY OR MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, NOR MAY ANY SPECIAL WARRANT OR ANY EXCHANGEABLE SHARE BE OFFERED, SOLD OR OTHERWISE TRANSFERRED

WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON UNLESS THE ISSUANCE OF THE COMMON STOCK IS REGISTERED UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT IS AVAILABLE FOR THE EXCHANGE OF THE EXCHANGEABLE SHARES.

     Upon presentation at 393 University Avenue, 5th Floor, Toronto, Ontario M5G 2M7, subject to the provisions of the Warrant Indenture and upon compliance with the reasonable requirements of the Trustee, Warrants may be exchanged for Warrants entitling the holder thereof to acquire an equal aggregate number of Exchangeable Shares (subject to adjustment) or, in the circumstances described above, Warrants entitling the holder thereof to acquire an aggregate number of Exchangeable Shares equal to the product of 1.09 and the aggregate number of Warrants (subject to adjustment) rounded down to the nearest whole number. The Corporation and the Trustee may treat the registered holder of this Warrant certificate for all purposes as the absolute owner hereof. The holding of this Warrant certificate shall not constitute the holder hereof a holder of Exchangeable Shares nor entitle him to any right or interest in respect thereof except as herein and in the Warrant Indenture expressly provided.

     The transfer of the Warrants evidenced hereby is restricted by applicable securities laws of Canada and the United States of America. In addition, no Warrant may be transferred to a person resident in any Province of Canada other than British Columbia, Ontario or Quebec. Warrants may only be transferred, upon compliance with the conditions prescribed in the Warrant Indenture, on the register to be kept at the principal offices of the Trustee in the City of Toronto by the registered holder thereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee with the signature guaranteed by a Canadian chartered bank, a Canadian trust company or a member firm of The Toronto Stock Exchange and upon compliance with such reasonable requirements as the Trustee may prescribe (including, without limitation, the requirement to provide evidence of satisfactory compliance with applicable securities laws of Canada and the United States of America).

     PRIOR TO THE EARLIER OF THE CLEARANCE DATE AND THE FIRST ANNIVERSARY OF THE DATE HEREOF, THE TRANSFER OF EXCHANGEABLE SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS EVIDENCED HEREBY IS RESTRICTED BY APPLICABLE SECURITIES LEGISLATION.

     The Warrant Indenture contains provisions making binding upon all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by the Warrantholders holding a specified percentage of outstanding and unexercised Warrants.

     The Warrant Indenture identifies and provides for certain restrictive legends that will appear on the certificates for the Exchangeable Shares.

     The Warrants and the Warrant Indenture shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Ontario and shall be treated in all respects as Ontario contracts. Time shall be of the essence hereof and of the Warrant Indenture.

     This Warrant certificate shall not be valid for any purpose until it has been certified by or on behalf of the Trustee for the time being under the Warrant Indenture.

     IN WITNESS WHEREOF the Corporation has caused this Warrant certificate to be signed by its duly authorized officers as of the 6th day of November, 1997.


                                          SOFTKEY SOFTWARE PRODUCTS INC.


                                          By ________________________________
                                             Authorized Signing Officer


This Warrant certificate represents Warrants referred to in the Warrant Indenture within mentioned.

CIBC MELLON TRUST COMPANY
Trustee


By ____________________________________
    Authorized Signing Officer



date of signing____________________________

                                  TRANSFER FORM


     FOR VALUE RECEIVED, _________________________________________

hereby sells, assigns and transfers unto

_________________________________________________________________
PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE

_________________________________________________________________

_________________________________________________________________

________________________ Warrants represented by the within Warrant certificate and does hereby irrevocably constitute and appoint ______________

_________________________________________________________________

attorney to transfer the said Warrants on the books of the Trustee with full power of substitution in the premises.

                DATED _________________________________ , 199__.


In the presence of                  )
                                    )            _____________________________
_________________________________   )            Signature of Warrantholder

guaranteed by:






_________________________________                _____________________________
Name:                                            (Authorized Signature Number)



     Upon any due transfer of Warrants, the transferee of a Warrant shall be a permitted assignee of the transferring holder and shall be entitled to the benefits of the covenants of the

Corporation referred to in section 5 of Schedule "A" of the Subscription Agreements (as defined in the Warrant Indenture) and granted by the Corporation, subject to the restrictions and limitations described therein.

NOTICE: The signature on this assignment must correspond exactly with the name as written upon the face of this Warrant certificate. If Exchangeable Shares are to be issued to a person other than the registered holder, the registered holder must pay to the Trustee all exigible taxes and the signature of the registered holder must be guaranteed by a Canadian chartered bank, a Canadian trust company or a member firm of The Toronto Stock Exchange.

                                 EXERCISE FORM

TO:      SoftKey Software Products Inc.
         c/o CIBC Mellon Trust Company
         393 University Avenue
         5th Floor
         Toronto, Ontario
         M5G 2M7

         Attention:  Stock and Bond Transfer Department

     The undersigned holder of the within Warrants hereby irrevocably exercises the Warrants represented hereby and subscribes for the maximum number of Exchangeable Shares (or other shares, securities or property issuable in accordance with the Warrant Indenture) issuable pursuant to the exercise of such Warrants on the terms specified in the said Warrants and the Warrant Indenture.

     The undersigned hereby directs that the said Exchangeable Shares be issued in the name of the undersigned and delivered as follows:


--------------------------------------------------------------------------------
NAME(S) IN FULL           ADDRESS(ES)                       NUMBER OF
                          (include Postal Code)             EXCHANGEABLE
                                                            SHARES
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

(Please Print)

     Please note that if Exchangeable Shares are to be issued to a person other than the registered holder, the registered holder must pay to the Trustee all exigible taxes and the signature of the registered holder must be guaranteed.

              DATED this ______ day of _____________________ , 199_.



--------------------   )                   ------------------------
Witness                )                   Signature
                       )
                       )


                                           ------------------------
                                           Print full name


                                           ------------------------
                                           Address in full



  [  ]   Please check box if these certificates are to be delivered to the office where this Warrant certificate is surrendered, failing which the certificates will be mailed to the address shown on the register.

(The Trustee may require that the signature above be guaranteed, in which event the following must be completed.)

Signature of Warrantholder
guaranteed by:                                 ________________________________
                                               (Signature of Warrantholder)






______________________________                _________________________________
Name:                                         (Authorized Signature Number)


Note: If the signature of the person executing this form is to be guaranteed, it must be guaranteed by a Canadian chartered bank, a Canadian trust company or a member firm of The Toronto Stock Exchange.